EXHIBIT 99.1
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LaSalle Hotel Properties
3 Bethesda Metro Center, Suite 1200
Bethesda, MD 20814
Ph.  (301) 941-1500
Fax (301) 941-1553
www.lasallehotels.com


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                  LASALLE HOTEL PROPERTIES ACQUIRES
           THE HOLIDAY INN MANHATTAN WALL STREET DISTRICT
                          IN NEW YORK CITY


     BETHESDA, MD, NOVEMBER 17, 2006 - LASALLE HOTEL PROPERTIES (NYSE:
LHO) today announced it has acquired the Holiday Inn Manhattan Wall Street District for approximately $50.5 million. The 138-room, urban, full-service hotel is located at 15 Gold Street in the heart of Lower
Manhattan's Financial District.

     The Holiday Inn Manhattan Wall Street District is ideally located in close proximity to a variety of business and leisure demand generators in lower Manhattan including the South Street Seaport Historic District, Battery Park, the New York Stock Exchange, the Federal Reserve Bank and the Wall Street Financial District. Lower Manhattan has experienced tremendous commercial and residential development recently that is transforming this area into a 24/7 urban community.

     "We are very excited about the future prospects for the Lower Manhattan market," said Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. "New York City continues to be one of the strongest markets in the country with the highest ADR, significant barriers to entry and favorable supply and demand fundamentals. Additionally, Lower Manhattan continues a robust recovery from the events five years ago."

     Over the next 18 months, the hotel will undergo a significant renovation, during which time the hotel will remain open and be operated by an independent third party manager under the current Holiday Inn flag.
Upon completion of the renovation, the hotel will be repositioned as a luxury high-style independent hotel with a total investment of approximately $60.0 million including acquisition price, renovation costs, closing costs and lease termination costs.

     The aggregate consideration for the hotel, excluding expenses, consists of the assumption of an approximately $20.0 million first mortgage secured by the hotel and the issuance by the Company's operating partnership of approximately $3.0 million in class A common partnership units and approximately $27.5 million in aggregate liquidation value of series F preferred partnership units. The series F preferred units pay a quarterly distribution on the liquidation value based on a floating rate equal to LIBOR plus 150 basis points.











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     LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, owning 31 upscale and luxury full-service hotels, totaling approximately 8,900 guest rooms in 15 markets in 11 states and the District of Columbia. The Company focuses on owning upscale and luxury full-service hotels located in urban, resort and convention markets.

LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Gemstone Resorts International, LLC, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, and the Kimpton Hotel & Restaurant Group, LLC.



This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about market fundamentals, market recovery and renovation plans. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company's dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly,
(ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, and (viii) the risk factors discussed in the Company's Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.


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                        Additional Contacts:
                        -------------------

     Hans Weger, Chief Financial Officer, LaSalle Hotel Properties -
301/941-1500

     For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com


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